EXHIBIT 2

                                   AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

      THIS AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (the "Agreement") is made as of this __ day of October, 1999, by and among Z-Tel Technologies, Inc., a Delaware corporation (the "Company"), D. Gregory Smith, James A. Kitchen, Charles W. McDonough, and J. Bryan Bunting (each a "Management Stockholder" and together, the "Management Stockholders"), BA Capital Company, L.P., a Texas limited partnership (formerly known as NationsBanc Capital Corporation, a Texas corporation ("BACC")), Sewanee Partners II, L.P., a Tennessee limited partnership ("SW II"), and Gramercy Z-Tel LLC, a Delaware limited liability company ("Gramercy," and together with BACC and SW II, collectively, the "Investors" and each individually, an "Investor") and the other stockholders listed on the signature pages hereto (each Stockholder that is not a Management Stockholder or an Investor, collectively, the "Other Stockholders" and collectively with the Management Stockholders and the Investors, the "Stockholders" and each individually, a "Stockholder").

                                               W I T N E S S E T H:

         WHEREAS, each of the Stockholders now or may hereafter own equity securities of the Company (including, without limitation, shares of the Company's common stock, $0.01 par value per share (the "Common Stock")), any class or series of preferred stock (including, without limitation, shares of the Company's Series A Preferred Stock, $0.01 par value per share (the "Series A Preferred"), Series B Preferred Stock, $0.01 par value per share (the "Series B Preferred"), and Series C Preferred Stock, $0.01 par value per share (the "Series C Preferred" and, together with Series A Preferred and the Series B Preferred, the "Preferred Stock")), options, warrants, instruments convertible or exchangeable into such securities or rights to acquire such securities (collectively, the "Securities");

         WHEREAS, Gramercy and the Company are parties; to that certain Amended and Restated Stock Purchase Agreement, dated as of September 30, 1999 (the "Series C Purchase Agreement")

         WHEREAS, the obligations of Gramercy under the Series C Purchase Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by BACC, SW II, the Management Stockholders, the Other Stockholders and the Company;

         WHEREAS, BACC, SW II, the Management Stockholders, certain of the Other Stockholders and the Company are parties to a Stockholders' Agreement, dated as of November 4, 1998 (the "Prior Stockholders' Agreement"); and

         WHEREAS, in order to induce Gramercy to invest funds in the Company pursuant to the Series C Purchase Agreement, the parties to the Prior Stockholders' Agreement hereby amend and restate the Prior Stockholders' Agreement on the terms herein provided.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree as follows:

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         1.       Definitions.
                  -----------

         (a) All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Amended and Restated Certificate of Designations of the Company filed with the Secretary of State of Delaware on October __, 1999 (the "Certificate").

         (b) An "Affiliate" shall mean, with respect to any corporation, limited liability company, partnership, limited partnership, joint venture, joint stock company, firm, company, syndicate, trust, estate, association, governmental authority, business, organization or any other incorporated or unincorporated entity (each a "Person"), any other Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

         (c) "Control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise; provided, however, that none of the Investors will be deemed to "control" the Company.

         (d) A "Co-Sale Pro Rata Share" shall mean the ratio that (i) the sum of the number of shares of Common Stock then held by the Eligible Seller (as defined herein) and the number of shares of Common Stock issuable upon exercise of any options, warrants or convertible securities (including, without limitation, the Preferred Stock) then held by such Eligible Seller bears to (ii) the sum of the total number of shares of Common Stock then held by all Eligible Sellers and the number of shares of Common Stock issuable upon exercise of any options, warrants or convertible securities (including, without limitation, the Preferred Stock) held by all Eligible Sellers plus the number of shares of Common Stock then held by the Stockholder proposing to sell his or its shares of Common Stock.

         (e) "Independent Third Party" shall mean any person who, immediately prior to the contemplated transaction, is not an Affiliate of a Stockholder.

         (f) The "Majority Investors" shall mean both (i) the holders of a majority of the outstanding shares of the Series A Preferred for so long as such holders and their respective Affiliates own at least fifty percent (50%) of the Securities (counted on an as-converted basis) owned by them on the date hereof and (ii) the holders of a majority of the outstanding shares of the Series C Preferred for so long as such holders and their respective Affiliates own at least fifty percent (50%) of the Securities (counted on an as-converted basis) owned by them on the date hereof.

         (g) "New Securities" shall mean (i) any shares of capital stock of the Company, including Common Stock, Preferred Stock and any other series or class of common stock, preferred stock or other capital stock, whether now authorized or not, (ii) rights, options or warrants to purchase said shares of capital stock, and (iii) securities of any type whatsoever that are, or may become, convertible into, exchangeable, or exercisable for said shares of capital stock; provided, however, that for purposes hereunder, "New Securities" shall not include (i) the Common Stock, Preferred Stock and other securities of the Company issued prior to the date hereof and set forth in Schedule 2.5 of the Series C Purchase Agreement, (ii) the Securities of the Company issued pursuant to the Series C Purchase Agreement, (iii) the Securities of the Company issued upon conversion of the Preferred Stock (the "Preferred Conversion Shares"), (iv) the Series A Payments-in-Kind, (v) the Series B Payments-in-Kind,
(vi) the Series C Payments- in-Kind, (vii) any Common Stock offered to the public generally pursuant to a registration statement under the Securities Act in connection with a Qualified Public Offering, (viii) securities granted, issued or sold in connection with the Option Pool ("Option Securities"), (ix) securities issued upon exercise of the securities in existence on the date hereof and set forth in Schedule 2.5 of the Series C Purchase Agreement, including without limitation, the Option Securities, and (x) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

         (h) A "Permitted Transferee" shall mean (i) in the case of a Stockholder that is a natural person, such Stockholder's spouse, siblings, heirs (whether by will or operation of law) and descendants (whether natural or adopted), any trust for the benefit of such person or persons or any of the foregoing or any charitable organization and (ii) in the case of any Stockholder that is not a natural person, any Affiliate of such Stockholder, provided in each case that such person has entered into an Assumption Agreement in the form attached hereto as Exhibit A, whereby such person has agreed to be bound by the terms of this Agreement and to be treated as an "Other Stockholder" for purposes of this Agreement or, if such person is an Affiliate of an Investor, an "Investor" for purposes of this Agreement or, if such person is the spouse, sibling, heir, descendent or trust for the benefit of any of the foregoing of a Management Stockholder, as a "Management Stockholder" for purposes of this Agreement.

         (i) "Pro Rata Share" shall mean the ratio that (i) the sum of the total number of shares of Common Stock which are then held by a Stockholder and those which the Stockholder has the right to obtain pursuant to exercise or conversion of any option, warrant, right or convertible security (including, without limitation, the Preferred Stock) bears to (ii) the sum of the total number of shares of Common Stock then outstanding and which are issuable pursuant to exercise or conversion of any then outstanding options, warrants, rights or convertible securities (including, without limitation, the Preferred Stock).

         (j) "Put Securities" shall mean the Series A Preferred, Series B Preferred, Series C Preferred, the Preferred Conversion Shares, Series A Payments-in-Kind, Series B Payments-in-Kind or Series C Payments-in-Kind held by an Investor or holder of shares of Series B Preferred exercising the Put on a Put Date.

         (k) A "Remaining Pro Rata Share" shall mean the ratio that (a) the sum of the number of shares of Common Stock then held by the Eligible Offeree (as defined herein) and the number of shares of Common Stock issuable upon exercise of any options, warrants or convertible securities (including, without limitation, the Preferred Stock) then held by such Eligible Offeree bears to (b) the sum of the total number of shares of Common Stock then held by all Eligible Offerees and the number of shares of Common Stock issuable upon exercise of any options, warrants or convertible securities (including, without limitation, the Preferred Stock) then held by all Eligible Offerees.

         (l) "Requisite Holders" shall mean Persons holding in the aggregate shares of the capital stock of the Company representing at least forty percent (40%) of the votes eligible to be cast in an election for the directors of the Company, which group must include (i) BACC for so long as BACC and its Affiliates collectively own at least fifty percent (50%) of the Securities (counted on an as-converted basis) owned by them on the date hereof and (ii) Gramercy for so long as Gramercy and its Affiliates collectively own at least fifty percent (50%) of the Securities (counted on an as-converted basis) owned by them on the date hereof.

         (m) A "Sale of the Company" shall mean the sale of the Company to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or Transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

         (n) "Series A Purchase Agreement" shall mean the Stock Purchase Agreement, dated November 4, 1998, by and among the Company, BACC and SW II.

         (o) "Transfer" (including al correlative meanings) shall mean any transfer of Securities, whether by sale, assignment, pledge, encumbrance, gift, bequest, appointment or otherwise.

        2.        Right of First Refusal.
                  ----------------------

         (a) In the event that (i) a Management Stockholder or (ii) any Other Stockholder that, together with such Other Stockholders' Affiliates, collectively own in the aggregate more than one percent (1%) of the fully diluted Common Stock of the Company, proposes to Transfer any of his or its
Securities   (other  than  in  a  Qualified  Public  Offering  (subject  to  the
Stockholders' piggyback registration rights set forth in Exhibit B) or as permitted pursuant to Section 8 hereof), such Stockholder shall give the Board of Directors of the Company written notice of the price, terms and conditions of the proposed transfer. Subject to any required approval of the holders of the Series A Preferred and the Series C Preferred pursuant to the Certificate, the Company shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to all of such Securities, for the price and upon the terms and conditions specified in the notice, by delivering written notice to such Stockholder stating therein the quantity of Securities to be purchased up to all of such Securities.

         (b) In the event that the Company does not receive the requisite approval from the holders of Series A Preferred and Series C Preferred or the Company determines that it shall not purchase all of the Securities that such Stockholder proposes to Transfer within the thirty (30) day period specified in
Section 2(a) hereof, such Stockholder shall then give the Investors (collectively, the "Eligible Offerees") written notice of the price, terms and conditions of the proposed Transfer (which shall be the same price, terms and conditions specified in the notice to the Company pursuant to Section 2(a) above). Each Eligible Offeree shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to its Remaining Pro Rata Share of such Securities, for the price and upon the terms and conditions specified in the notice, by giving written notice to the Transferring Stockholder stating therein the quantity of securities to be purchased up to such person's Remaining Pro Rata Share. If any Eligible Offeree fails to agree to purchase its full Remaining Pro Rata Share within such thirty (30) day period, the Stockholder Transferring such Securities will give the Eligible Offerees who did so agree (the "Electing Offerees") notice of the number of Securities which were not subscribed for. Such notice may be by telephone if followed by written confirmation within two (2) days. The Electing Offerees shall have fifteen (15) days from the date of such second notice (which 15-day period shall be measured from the date of the telephonic notice, if so made, provided that written confirmation is supplied in accordance with the previous sentence) to purchase their Remaining Pro Rata Share (or such greater amount as such Electing Offerees agree upon) of all or any part of the Securities not purchased by such other Eligible Offerees. For purposes of the second election under this Section 2(b), shares held by Eligible Offerees other than Electing Offerees shall be excluded from clause (b) for the definition of a "Remaining Pro Rata Share."

         (c) Notwithstanding anything to the contrary in this Section 2, the Company, the Eligible Offerees and the Electing Offerees may not in the aggregate purchase less than all of the Securities proposed to be Transferred pursuant to the notice to the Company pursuant to Section 2(a) above.

         (d) Subject to the provisions of Section 3, in the event the Company, the Eligible Offerees and the Electing Offerees fail to agree to purchase all of the Securities proposed to be Transferred within the specified thirty (30) day period in the case of the Company, plus the then specified thirty (30) day period in the case of the Eligible Offerees, plus the then specified fifteen
(15) day period in the case of the Electing Offerees, respectively, such Stockholder shall have ninety (90) days thereafter to Transfer the Securities proposed to be Transferred at the cash price and upon the terms and conditions no more favorable to the purchasers of such securities than specified in the notice to the Company pursuant to Section 2(a) above. In the event such Stockholder has not Transferred the Securities within such ninety (90) day period, such Stockholder shall not thereafter Transfer any of his or its Securities without first offering such Securities in the manner provided in this
Section 2.

         (e) For the avoidance of doubt, Transfers by any of the Investors shall not be subject to this Section 2.

         3.       Tag Along; Drag Along Provisions.

         (a) Notwithstanding the foregoing Section 2(d), no Management Stockholder may Transfer any of his Securities (other than in a Qualified Public Offering (subject to the Stockholders' piggyback registration rights set forth in Exhibit B) or as permitted pursuant to Section 8 hereof) pursuant to Section 2(d) until the remaining Stockholders (the "Eligible Sellers") shall have been given the opportunity, exercisable within thirty (30) days from the date of notice to the Eligible Sellers by such Management Stockholder, to Transfer to the proposed transferee or transferees, upon the same terms and conditions offered to the Transferring Management Stockholder, its Co-Sale Pro Rata Share of the Securities proposed to be Transferred. If an Eligible Seller fails to notify the Transferring Management Stockholder within (30) days after the notice given pursuant hereto, it shall be deemed to have waived its right under this
Section 3. Any Transfer made pursuant to this Section 3 shall be consummated within one hundred and twenty (120) days of the date of the notice given pursuant to Section 2(a) above and shall be conditioned upon the agreement of the proposed transferee or transferees that such proposed transferee or transferees will purchase each Eligible Sellers' Co-Sale Pro Rata Share of the Securities proposed to be Transferred.

         (b) If the Requisite Holders approve a Sale of the Company (an "Approved Sale"), each Stockholder shall vote for, consent to and raise no objections against such Approved Sale. If the Approved Sale is structured as a
(i) merger or consolidation, each Stockholder shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger or consolidation or (ii) sale of stock, each Stockholder shall agree to sell all of his Securities and rights to acquire shares of Common Stock on the same terms and conditions applicable to the Requisite Holders. Each Stockholder shall take all necessary or desirable actions in connection with the consummation of the Approved Sale and the distribution of the aggregate consideration from such Approved Sale as requested by the Company.

         4.       Registration Rights.  Each of the Stockholders shall have the
registration rights specified on Exhibit B, which Exhibit  is  a   part of  this
Agreement for all purposes hereunder.

         5. Voting Agreements. The parties hereto agree as follows with respect to all of the voting of the Securities held by them:

         (a) Voting of Capital Stock. Prior to a Qualified Public Offering, each Stockholder (other than a Management Stockholder or an Investor) agrees to vote all shares of Series B Preferred owned or controlled by them as designated by the holders of 75% of the issued and outstanding shares of Series A Preferred and Series C Preferred, voting together as a single class.

         (b) Board of Directors. Each Stockholder hereby covenants and agrees that, except as required by the Certificate, he or it shall take no action to change the number of members on the Board of Directors from eight (8).

         (c) Common Stockholder Nominees. For so long as the Investors and the Investors' Permitted Transferees own any shares of Series A Preferred, Series C Preferred or Common Stock of the Company, the Company agrees to nominate to, and the Stockholders and their Permitted Transferees agree to cause to be elected to, the Company's Board of Directors, the nominees designated by the holders of a majority of the issued and outstanding shares of Common Stock pursuant to that certain Agreement among the Company and the Investors of even date herewith (the "Director Agreement").

         6.       Preemptive Rights.
                  -----------------

         (a) Grant of Right. The Company hereby grants to the Investors the right of first refusal to purchase their Pro Rata Share of New Securities which the Company may, from time to time, propose to issue and sell.

         (b) Notice. In the event the Company proposes to undertake an issuance or sale of New Securities it shall give the Investors written notice of its intention, describing the amount and type of New Securities and the cash price and terms upon which the Company proposes to issue the same. Each Investor shall have thirty (30) days from the date of receipt of any such notice to agree to purchase up to its respective Pro Rata Share of such New Securities for the cash price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Subject to the previous sentence, the closing of the purchase of the New Securities to be issued and sold to an Investor shall occur at the same time as the closing of the sale of New Securities not elected or eligible to be purchased by the Investors shall occur.

         (c) Eligible Sales to Third Parties. After giving the notice and opportunity for the Investors to participate as required under Section 6(b) above, the Company shall have ninety (90) days thereafter to issue and sell the New Securities not elected nor eligible to be purchased by the Investors at the cash price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice under Section 6(b). In the event the Company has not sold such New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

         (d)  Waiver of  Preemptive  Rights.  Notwithstanding  anything  in this
Article 6 to the contrary, SW II hereby waives its right of first refusal to purchase its Pro Rata Share of New Securities that represent the next $21 million in gross proceeds to the Company from the sale of New Securities after the date hereof. This Section 6(d) shall no longer apply when Gramercy shall have been offered the opportunity to purchase at least $15 million in New Securities that the Company proposes to issue and issues after the date hereof. After Gramercy shall have been offered the opportunity to purchase at least $15 million in New Securities that the Company proposes to issue and issues after the date hereof, regardless of whether Gramercy has elected to so purchase such New Securities all of its rights under this Section 6(d) shall terminate.

        7.        Put Provisions.
                  --------------

         (a) Put Prior to initiation of a transaction which the Company expects to result in a Qualified Public Offering (provided that the Company shall give written notice of its intent to initiate such a transaction at least thirty (30) days prior to such initiation), at any time and from time to time after the earlier of either (i) November 4, 2005 or (ii) the date upon which the holders of either (x) a majority of the outstanding shares of Series A Preferred (which must include BACC as long as it holds any Series A Preferred) or (y) a majority of the outstanding shares of Series C Preferred (which must include Gramercy as long as it holds any Series C Preferred) give the Company written notice that the Company has violated any material provision of the Series A Purchase Agreement (in the case of the Series A Preferred stockholders) or the Series C Purchase Agreement (in the case of the Series C Preferred stockholders), this Agreement, the Certificate or the Director Agreement, which violation or breach is not cured within thirty (30) days after delivery of such written notice, the Investors and the Stockholders holding Series B Preferred ("Series B Preferred Stockholders") shall have the right thereafter to cause the Company to repurchase ("Put") their respective Put Securities pursuant to the terms set forth herein. The Company agrees to give each other Investor and the Series B Preferred Stockholders notice of any event in clause (ii) above.

         (b) Put Date. In the event an Investor or Series B Preferred Stockholder wishes to exercise the right to Put its Put Securities, such Investor or Series B Preferred Stockholder shall notify the Company at least sixty (60) days prior to the effective Put Date of its intention to exercise the Put right and the effective Put Date, which Put must cover all of such Investor's or Series B Preferred Stockholder's Put Securities; provided, however, that if a "fair market value" determination made pursuant to Section 7(c) below extends beyond the effective Put Date as specified in the notice above, then such effective Put Date shall be ten (10) days after such "fair market value" determination. The Company shall give all other Investors and Series B Preferred Stockholders notice of the Put Date and the opportunity to Put their Put

Securities on such Put Date; provided that the Company shall not be required to give such notice more than once during any 90-day period.

         (c) Put Price. The purchase price per share (the "Put Price") of the Put Securities shall be the greater of (i) the "fair market value" (plus all accrued but unpaid dividends, whether declared or not declared, payable on the Put Securities) of each of such Put Securities or (ii) the then Conversion Price per Series A Preferred, Series B Preferred or Series C Preferred share, as applicable (as adjusted pursuant to the Certificate) (plus all accrued but unpaid dividends, whether declared or not declared, payable on the Put Securities calculated in the manner set forth in the Certificate). For purposes of this Section 7, the term "fair market value" shall mean the fair market value of such Put Securities on the Put Date, determined as follows:

                  (i) By written agreement of the Company and the Majority Investors;

                  (ii) If the Company and the Majority Investors fail to reach a written agreement within thirty (30) days after the notice given by the Investor(s) and the Series B Preferred Stockholders pursuant to Section 7(b) above, the Company and the Majority Investors shall together appoint an independent appraiser (which may be an investment banker) to determine the "fair market value" of the Put Securities, which shall be binding on the parties; or

                  (iii) If the Company and the Majority Investors are unable to agree upon the choice of an independent appraiser under (II) hereof within forty
(40) days after the notice given by the Investor(s) pursuant to Section 7(b), then the Company, on the one hand, and the Majority Investors, on the other hand, shall each appoint, within ten (10) days following the expiration of such 40-day period, an independent appraiser, and the two appraisers together shall determine the "fair market value." If only one appraiser is appointed during the 10-day period referred to above, then such appraiser shall alone determine the "fair market value," which determination shall be binding on the Company and all Stockholders. If both appraisers are appointed within such 10-day period, and within thirty (30) days after the appointment of the second of the two appraisers, they cannot agree on the "fair market value" of the Put Securities, then each appraiser shall prepare a separate appraisal report of the fair market value ("FMV") of the Company and the "fair market value" of the Put Securities within sixty (60) days after the appointment of the second of the two appraisers, and if the lower of the two FMVs of the Company is equal to at least 85% of the higher FMV of the Company, then the "fair market value" of the Put Securities shall be the average of the "fair market value" of the Put Securities as determined by the two appraisers. If only one of the appraisers submits an appraisal report on or before such 60th day, then the "fair market value" of the Put Securities shall be the "fair market value" of the Put Securities as determined by such report; or

                  (iv) If neither of the appraisers submits an appraisal report on or before such 60th day, or if both appraisers submit an appraisal report but the averaging requirements set forth in (III) above are not met, then the two appraisers shall promptly appoint a third appraiser who shall determine the "fair market value" of the Put Securities. If the two appraisers fail to appoint a third appraiser as required hereunder, either party shall have the right to submit the determination to arbitration under the rules and procedures of the American Arbitration Association.

                  (v) The appraisers and arbitrators shall have access to all books and records of the Company and shall have the right to examine all of its accounts, books and assets of the Company and do all things fully and completely to enable them to arrive at the FMV of the Company and the "fair market value" of the Put Securities. The cost of any appraisal proceedings shall be paid one-half ( 1/2) by the Company and one-half ( 1/2) by the Investor(s) and the Series B Preferred Stockholders exercising the Put.

                  (vi) An appraiser making an appraisal pursuant to this Agreement shall assume: (x) no discounts for minority interests; (y) that the restrictions on Transfer specified in this Agreement, any applicable securityholder agreement and/or any applicable federal or state securities law restrictions on Transfer are not applicable to such Put Securities; and (z) that no restricted stock discount or publicly traded stock premium is applicable to such Put Securities. All appraisers appointed shall be experienced and knowledgeable in the industry or industries in which the Company does business.

                  (vii) The "fair market value" determination pursuant to clause
(c) hereof, shall be binding on the Company and all Stockholders for purposes of this Section 7.

          (d) Continuing Obligation. If the Company is unable to purchase all Put Securities required to be purchased on a Put Date due to state law restrictions, Put Securities shall be repurchased (on a pro rata basis from the holders of the Put Securities based upon the relative "fair market values" of the aggregate number of Put Securities to be purchased) from time to time, to the extent the Company is legally permitted to do so, and the Put obligations of the Company under this Section 7 will be a continuing obligation until the Company's repurchase of all such Put Securities. Dividends shall continue to accrue on any Put Securities that have not been repurchased by the Company.

         (e) Procedures at Closing(s). On each Put Date (including any subsequent purchase closing date if multiple purchases result from the application of Section 7(d)) the Put closing shall occur at the Company's principal office. At the Put closing, to the extent applicable, each Investor and Series B Preferred Stockholder exercising the Put shall deliver the Put
Securities being sold, duly endorsed in blank, accompanied by such supporting documents as may be necessary to pass to the Company good title to the Put Securities, free and clear of all liens or other encumbrances (other than restrictions under applicable securities laws, this Agreement and/or any securityholder agreement). In consideration therefor, the Company shall deliver to such Investor and Series B Preferred Stockholder, at the Company's option,
(i) immediately available funds equal to the aggregate Put Price, based upon the number of Put Securities being sold by each Investor and Series B Preferred Stockholder or (ii) a full recourse promissory note or notes evidencing the aggregate Put Price (the "Put Notes") for the Put Securities being sold by each Investor and Series B Preferred Stockholder, provided that the Company must elect the same payment method for each participating Investor and Series B Preferred Stockholder. Each Put Note shall be secured by a pledge from the Company of the Put Securities for which the Put Note is executed, and the Company hereby agrees to take all actions and execute all documents (in form reasonably satisfactory to the Investors) necessary or appropriate to properly and fully secure each Put Note with the Put Securities Transferred in exchange therefor. In addition, each Put Note shall be in form reasonably satisfactory to such Investor and Series B Preferred Stockholder and shall in any case, unless otherwise agreed to by the Company and the Majority Investors (I) have a term of three (3) years, (II) provide for repayment of the aggregate Put Price at a rate no less than one-third per year, with principal and interest payable in equal quarterly installments, (III) provide that the unpaid balance of the Put Note shall accrue interest at the rate of 8% per annum, compounded on a quarterly basis, from the date of issuance until full payment of the aggregate Put Price is made, and (IV) provide that all amounts due under such Put Note may be accelerated and declared immediately payable upon a default in any payment by the Company under such Put Note, which is not cured within ninety (90) days, upon the first such default, and sixty (60) days upon any subsequent default.

         (f) Right to Withdraw Put. At any time prior to the effective Put Date specified in the notice given pursuant to Section 7(b) any such Investor or Series B Preferred Stockholder may withdraw the Put, without impairing its right to exercise its rights pursuant to this Section 7 at a later date. Any costs for appraisals shall be paid by the parties as contemplated by Section 7(c)(V).

         8. Permitted Transferees. Each Stockholder may Transfer any Securities free of the provisions of Sections 2 and 3 of this Agreement to a Permitted Transferee provided that such Permitted Transferee has entered into an Assumption Agreement, in the form attached hereto as Exhibit A, whereby such person has agreed to be bound by this Agreement in the same manner applicable to such Permitted Transferee's transferor.

                   9.Changes in Stock. If, from time to time during the term of this Agreement:

         (a) There is a dividend of any security, stock split or other change in the character or amount of any of the outstanding securities of the Company, or

         (b) There is any consolidation, merger, recapitalization or other business combination immediately following which stockholders of the Company hold more than 50% of the voting equity securities of the surviving corporation, then, in such event, any and all new, substituted or additional securities or other property to which any Stockholder is entitled by reason of his ownership of the Securities shall be immediately subject to the provisions of this Agreement and be included in the word "Securities" for all purposes of this Agreement with the same force and effect as the Securities presently subject to this Agreement and with respect to which such securities or property were distributed.

         10. Legends. All certificates of the Stockholders representing any Securities subject to the provisions of this Agreement shall have endorsed thereon a legend to substantially the following effect:

       "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED AS
       OF OCTOBER __, 1999, RESTRICTING THE TRANSFER, PLEDGE AND ENCUMBRANCE OF SHARES. ANY TRANSFER OR ACQUISITION IN VIOLATION OF THAT AGREEMENT IS NULL AND VOID. THE COMPANY WILL FURNISH ANY OF ITS STOCKHOLDERS A COPY OF THE AGREEMENT UPON REQUEST AND WITHOUT CHARGE."

         11.      Transfer   of  Stock.  The   Company shall not: (a) permit any
Transfer  on  its  books of  any  securities  which  shall   have  been sold  or
Transferred in violation of any of the provisions set forth in this

Agreement or (b) treat as an owner of such Securities or accord the right to vote as an owner or to pay dividends to any transferee to whom such Securities shall have been sold, Transferred, pledged or hypothecated in violation of any of the provisions set forth in this Agreement.

         12. Termination. Sections 2, 3, 5, 6 and 7 of this Agreement shall terminate upon the earliest to occur of:

         (a) An agreement in writing by the Company, Management Stockholders holding greater than fifty percent (50%) of the Securities then held by such Management Stockholders (counted on an as- converted basis and which Management Stockholders must include D. Gregory Smith), Other Stockholders holding greater than fifty percent (50%) of the Securities then held by the Other Stockholders (counted on an as-converted basis), and the Majority Investors;

         (b)      The consummation of a Qualified Public Offering; or

         (c) The consolidation, merger, recapitalization or other business combination (but only with respect to a consolidation, merger, recapitalization or other business combination pursuant to which stockholders of the Company (determined prior to such transaction) hold less than 50% of the voting equity of the surviving corporation) or sale of all or substantially all of the assets of the Company, in each case approved pursuant to Article 8 of the Certificate.

         13. Transfer of Rights. The rights set forth in this Agreement (other than the rights set forth in Section 7) (the "Rights") are assignable or transferable by each Stockholder to any party in connection with the sale of such Securities to such party pursuant to the terms of this Agreement, so long as the sale of such Securities otherwise complies with the terms of this Agreement and the Transferee has entered into an Assumption Agreement, in the form attached hereto as Exhibit A, whereby such person agrees to be bound by the terms of this Agreement to the same extent as such Transferee's Transferor.

         14.      Amendments; Waivers.
                  -------------------

         (a) Any provision of this Agreement may be amended only with the written consent of the Company, Management Stockholders holding greater than fifty percent (50%) of the Securities then held by such Management Stockholders (counted on an as-converted basis and which Management Stockholders must include
D. Gregory Smith), Other Stockholders holding greater than fifty percent (50%) of the Securities then held by the Other Stockholders (counted on an as-converted basis), and the Majority Investors. Any amendment effected in accordance with this Section 14 shall be binding upon each Stockholder, each Permitted Transferee and the Company.

         (b) Any provision of this Agreement may be waived (either generally or in a particular instance) only with the written consent of the party against whom such waiver is sought to be enforced. No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

         15. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         16. Entire Agreement. This Agreement, the Series A Purchase Agreement, the Series C Purchase Agreement, including all exhibits, schedules and attachments thereto, the Certificate and all other agreements executed in connection therewith, constitute the full and entire understanding and agreement between the parties regarding the matters set forth herein and therein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

         17. Notices, Etc. Except as otherwise specifically provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) upon confirmation of receipt or delivery, if made by fax, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, in each case if addressed (a) if to any Investors, at the applicable Investor's address as set forth on the signature page hereto, or at such other address as such Investor shall have furnished to the Company in writing in accordance with this Section 17; (b) if to any other holder of the Series A Preferred, the Series B Preferred, the Series C Preferred and the Common Stock issued upon conversion thereof to whom the Rights have been Transferred in accordance with Section 17 hereof, at such address as such holder shall have furnished the Company in writing in accordance with this Section 17, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company; (c) if to a Management Stockholder, at such address as such Management Stockholder shall have last furnished the Company and the Stockholders in writing; (d) if to any Other Stockholder, at such address as such Other Stockholder shall have last furnished the Company and the Stockholders in writing; or (e) if to the Company, at its principal office.

         18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         19. Specific Performance. The Company and the Stockholders agree that the rights created by this Agreement are unique, and that the loss of any such right is not susceptible to monetary quantification. Consequently, the parties agree that an action for specific performance (including for temporary and/or permanent injunctive relief) of the obligations created by this Agreement is a proper remedy for the breach of the provisions of this Agreement, without the necessity of proving actual damages. If the parties hereto are forced to institute legal proceedings to enforce their rights in accordance with the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable expenses, including attorneys' fees, in connection with any such action.

         20. Severability. If any provision of this Agreement or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. The parties shall, to the extent lawful and practicable, use their reasonable good faith efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable. In the event that any provision of this Agreement shall be finally determined by a court of competent jurisdiction to be unenforceable such court shall have jurisdiction to reform this Agreement so that it is enforceable to the maximum extent permitted by applicable law and the parties shall abide by such court's determination. If such provision cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         21.      Corporate Opportunities.
                  -----------------------

         (a) The Stockholders and the Company recognize that the Investors, their Affiliates and the directors elected or appointed to the Board of Directors of the Company by the Investors (i) have participated, directly or indirectly, and will continue to participate in venture capital and other direct investments in corporations, partnerships, joint ventures, limited liability companies and other entities and other similar transactions, (ii) may have interests in, participate with, aid and maintain seats on the board of directors of other such entities and (iii) may develop opportunities for such entities. Specifically, such directors may be directors or employees of a management company for the Investors, directors or employees of the Investors or their Affiliates, or directors or advisors of entities in which the Investors or their Affiliates have invested or may invest (collectively, the "Positions"). In such Positions, such directors elected or appointed by the Investors may encounter business opportunities that the Company or its Stockholders may desire to pursue. The Stockholders and the Company recognize that such opportunities may include, but shall not be limited to, identifying, pursuing and investing in entities, engaging investment banking firms or other underwriters for access to public and private securities markets, and obtaining investment funds from institutional and private investors or others.

         (b) Therefore, the Stockholders and the Company agree that the Investors and the directors elected or appointed by the Investors shall have no obligation to the Company, the Stockholders or to any other person or entity to present any such business opportunity to the Company before presenting and allowing time to develop such opportunity to any other entities other than such opportunities presented to him or her solely in, and as a direct result of, his or her capacity as a director of the Company; provided, that the preceding shall in no way allow a natural person or director to usurp a corporate opportunity solely for his or her personal benefit without first presenting and allowing time to develop such opportunity to the entities set forth above. Notwithstanding the preceding sentence, if an opportunity is separately presented to and developed by any such other entity, including the Investors, such entity shall be free to pursue such opportunity even if it came to the director's attention solely as a result of and in his or her capacity as a director of the Company.

         (c) The Stockholders and the Company acknowledge that, in any such case, to the extent a court might hold that the conduct of such activity is a breach of a duty to the Company, the Stockholders and the Company hereby waive any and all claims and causes of action that the Stockholders or the Company may have for such activities. The Stockholders and the Company further agree that the waivers and agreements in this Agreement identify certain types and categories of activities which do not violate the director's duty of loyalty to the Company, and such types and categories are not manifestly unreasonable. The waivers and agreements in this Agreement apply equally to activities conducted in the future and that have been conducted in the past.

         22.      Jurisdiction; Consent to Service of Process.
                  -------------------------------------------

         (a) Each party hereby irrevocably and unconditionally agrees to submit, for itself and its property, to the jurisdiction of the New York state court located in the Borough of Manhattan, City of New York or the United States District for the Southern District of New York (as applicable, a "New York
Court"), and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the New York Court.

         (b) No party may move to (i) transfer any such suit, action or proceeding from the New York Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the New York Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the New York Court for the purpose of bringing the same in another jurisdiction.

         (c) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the New York Court,
(ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

         (d) Each party irrevocably consents to service of process in any manner permitted by law.

         23. Waiver by Series A Stockholders. By their execution hereof, the Series A Stockholders hereby waive the provision of Section 4.1 of Stock
Purchase Agreement, dated November 4, 1998 relating to the delivery of consolidated financial statements for the fiscal year ended December 31, 1998. The Company acknowledges and agree to deliver such audited consolidated financial statements no later than October 31, 1999.

         24. Consents. The Company hereby confirms that its has obtained all of the consents necessary to amend and restate the Stockholders' Agreement, dated November 4, 1998, by and among the Company, the Management Stockholders, the Investors and the Other Stockholders (each as defined in such Stockholders' Agreement), in accordance with the terms of such Stockholders' Agreement, including, without limitation, its terms regarding amendments.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
                                             Z-TEL TECHNOLOGIES, INC.


                                 By: /s/ Gregory Smith
                                     ----------------------
                                     Name:  Gregory Smith
                                     Title:  President and Chief Executive
                                             Officer

                                                    INVESTORS:

                                                GRAMERCY Z-TEL LLC

                                 By: /s/ Lawrence S. Grafstein
                                     -------------------------
                                    Name: Lawrence S. Grafstein
                                    Title: Managing Director

                                 Notice Address:

                                 ------------------------------
                                 ------------------------------
                                 ------------------------------
                                 Attention:
                                 Fax No.:

                                             BA CAPITAL COMPANY, L.P.

                                 By: BA SBIC Management, LLC
                                      Its General Partner

                                 By: BA Equity Management, L.P.,
                                      Its Sole Member

                                 By: BA Equity Management GP, LLC
                                      Its General Partner

                                 By:  /s/ Douglas C. Williamson
                                      -------------------------
                                      Douglas C. Williamson
                                      Member

                                 Notice Address:

                                 ------------------------------
                                 ------------------------------

                                 ------------------------------
                                 Attention:
                                 Fax No.:

                                             SEWANEE PARTNERS II, L.P.

                                 By: /s/ Buford H. Ortale
                                     ----------------------
                                     Name: Buford H. Ortale
                                     Title: President of General Partner

                                 Notice Address:

                                 ------------------------------
                                 ------------------------------
                                 ------------------------------
                                 Attention:
                                 Fax No.:

                                              MANAGEMENT STOCKHOLDERS:

                                    /s/ D. Gregory Smith
                                    ---------------------
                                    D. Gregory Smith

                                    /s/ James A. Kitchen
                                    ---------------------
                                    James A. Kitchen

                                    /s/ Charles W. McDonough
                                    --------------------------
                                    Charles W. McDonough

                                    /s/ J. Bryan Bunting
                                    --------------------------
                                    J. Bryan Bunting

                                         SERIES B PREFERRED STOCKHOLDERS:

                                    /s/ Abdoney Enterprises, Ltd.
                                    --------------------------------
                                    Abdoney Enterprises, Ltd.


                                    /s/ Richard Allerton, Jr.
                                    ----------------------------
                                    Allerton, Richard, Jr.


                                    /s/ Paul W. Armes
                                    ----------------------------
                                    Armes, Paul W.

                                    /s/ James C. Barden, Jr.
                                    ---------------------------
                                    Barden, James C., Jr.


                                    /s/ Jacob J. Barker
                                    ---------------------------
                                    Barker, Jacob J.

                                    /s/ Christoph Bayer
                                    ---------------------------
                                    Bayer, Christoph

                                    /s/ Larry A. Bentley
                                    ---------------------------
                                    Bentley, Larry A.

                                    /s/ Clay M. Biddinger
                                    ----------------------------
                                    Biddinger, Clay M.

                                    /s/ Henry L. Brenner, Jr.
                                    ----------------------------
                                    Brenner, Henry L., Jr.

                                    /s/ John E. Chapoton, Jr.
                                    ----------------------------
                                    Chapoton, John E., Jr.

                                    /s/ Jonathan L. Collens, Sr.
                                    -------------------------------
                                    Collens, Jonathan L., Sr.

                                    /s/ LeRoy Collins
                                    -------------------------------
                                    Collins, LeRoy

                                    /s/ Michael Cowden
                                    -------------------------------
                                    Cowden, Michael

                                    /s/ Patricia Frist Elcan
                                    --------------------------------
                                    Elcan, Patricia Frist

                                    /s/ Robert L. and Elizabeth M. Fisher
                                    --------------------------------------
                                    Fisher, Robert L. and Elizabeth M.

                                    /s/ Troy Fowler
                                    ------------------------------
                                    Fowler, Troy

                                    /s/Louis Frey, Jr.
                                    -----------------------------
                                    Frey, Louis, Jr. et al

                                    /s/ Louis Frey, Jr.
                                    -----------------------------
                                    Frey, Louis, Jr., retirement account

                                    /s/ Mary Ann MacKay Garner
                                    ---------------------------
                                    Garner, Mary Ann MacKay

                                    /s/ William Hamilton Hall
                                    -----------------------------
                                    Hall, William Hamilton

                                    /s/ Herbert L. Hill
                                    -------------------------------
                                    Hill, Herbert L.

                                     /s/ Charles D. Hyman
                                     ------------------------------
                                     Hyman, Charles D.

                                    /s/ Mark Johnson
                                    -------------------------------
                                    Johnson, Mark

                                    /s/ B.N. and Donna J. Kaylor
                                    -------------------------------
                                    Kaylor, B. N. and Donna J.


                                    /s/ Stephen B. Kelly
                                    --------------------------------
                                    Kelly, Stephen B.

                                   /s/ Eric Kreher and Catherine Ziegler
                                   --------------------------------------
                                   Kreher, Eric and Catherine Ziegler

                                   /s/ Mortimer Z. Landsberg
                                   ----------------------------
                                   Landsberg, Mortimer Z.


                                    /s/ Mahmoud Larizaden
                                    ---------------------------
                                    Larizaden, Mahmoud

                                    /s/ Alfred F. MacKay
                                    ---------------------------
                                    MacKay, Alfred F.

                                    /s/ K. H. (Buddy) MacKay, Jr.
                                    -------------------------------
                                    MacKay, K. H. (Buddy), Jr.


                                    /s/ David L. MacKay
                                    --------------------------------
                                    MacKay, David L.

                                    /s/ David R. MacKay
                                    ---------------------------------
                                    MacKay, David R.

                                    /s/ Douglas K. Mackay
                                    --------------------------------
                                    MacKay, Douglas K.

                                    /s/ George A. MacKay
                                    --------------------------------
                                    MacKay, George A.

                                    /s/ George L. MacKay
                                    --------------------------------
                                    MacKay, George L.

                                    /s/ Ken MacKay
                                    --------------------------------
                                    MacKay, Ken

                                    /s/ Charles F. and Marie Mincey
                                    --------------------------------
                                    Mincey, Charles F. and Marie

                                    /s/ Michael Morris
                                    --------------------------------
                                    Morris, Michael

                                    /s/ Bernard C. O'Neill, Jr.
                                    ------------------------------
                                    O'Neill, Bernard C., Jr.

                                    /s/ Buddy Ortale
                                    --------------------------------
                                    Ortale, Buddy

                                    /s/ Thomas W. Patrick
                                    --------------------------------
                                    Patrick, Thomas W.

                                    /s/ Carolyn Perrone
                                    --------------------------------
                                    Perrone, Carolyn

                                    /s/ Charles M. Pinckney
                                    --------------------------------
                                    Pinckney, Charles M.

                                    /s/ Gilbert H. Reese
                                    --------------------------------
                                    Reese, Gilbert H.

                                    /s/ David G. Seidenberg
                                    --------------------------------
                                    Seidenberg, David G.

                                    /s/ Frederick W. Shaw
                                    --------------------------------
                                    Shaw, Frederick W.

                                    /s/ Robert L. Stefanelli, Jr.
                                    --------------------------------
                                    Stefanelli, Robert L., Jr.


                                    /s/ Robert ("Randy") and Sara Stevens
                                    --------------------------------------
                                    Stevens, Robert ("Randy") and Sara

                                    /s/ Alexander Taylor
                                    --------------------------------
                                    Taylor, Alexander

                                    /s/ Martin Tolan
                                    --------------------------------
                                    Tolan, Martin

                                    /s/ William A. Turner
                                    --------------------------------
                                    Turner, William A.

                                    /s/ Ward J. Viator
                                    --------------------------------
                                    Viator, Ward J.

                                    /s/ Joe Williams
                                    --------------------------------
                                    Williams, Joe

                                    /s/ Richard Allerton, Jr.
                                    --------------------------------
                                    Allerton, Jr., Richard

                                    /s/ Michael Ammerman
                                    --------------------------------
                                    Ammerman, Michael

                                    /s/ Chad E. Angell
                                    --------------------------------
                                    Angell, Chad E.

                                    /s/ John K. Aurell
                                    --------------------------------
                                    Aurell, John K.

                                    /s/ Jacob J. Barker
                                    --------------------------------
                                    Barker, Jacob J.

                                    /s/ Timothy C. Bell
                                    --------------------------------
                                    Bell, Timothy C.

                                    /s/ Joe Binkley
                                    --------------------------------
                                    Binkley, Joe

                                    /s/ Oakwest Corporation
                                    --------------------------------
                                    Oakwest Corporation

                                    /s/ Jason R. Blackmore
                                    --------------------------------
                                    Blackmore, Jason R

                                    /s/ Bob Bolen
                                    --------------------------------
                                    Bolen, Bob

                                    /s/ Henry L. Brenner, Jr.
                                    -------------------------
                                    Brenner, Jr., Henry L.

                                    /s/ Richard J. Byrne
                                    --------------------------------
                                    Byrne, Richard J.

                                    /s/ Thomas W. Cardy
                                    --------------------------------
                                    Thomas W. Cardy Family Trust

                                    /s/ Sam and Mary Carubba
                                    --------------------------------
                                    Carubba, Sam and Mary

                                    /s/ Anthony J. and Merry Jo Cipolla
                                    ------------------------------------
                                    Cipolla, Anthony J. and Merry Jo

                                    /s/ Jonathan L. Collens, Sr.
                                    -------------------------------
                                    Jonathan L. Collens, Sr.

                                    /s/ LeRoy Collins, Jr.
                                    --------------------------------
                                    Collins, Jr., LeRoy

                                    /s/ Mungo Conner
                                    --------------------------------
                                    Conner, Mungo

                                    /s/ Ian Cordell
                                    --------------------------------
                                    Cordell, Ian

                                    /s/ Douglas W. Daniel
                                    --------------------------------
                                    Daniel, Douglas W.

                                    /s/ Edmund DeBarba
                                    --------------------------------
                                    DeBarba, Edmund

                                    /s/ Leonard A. Denittis
                                    --------------------------------
                                    Denittis, Leonard A.

                                    /s/ Christi A. S. Edwards
                                    ---------------------------
                                    Edwards, Christi A. S.

                                    /s/ Paul Enoch, Jr.
                                    --------------------------------
                                    Enoch, Jr., Paul

                                    /s/ George W. & Lisa O. Ethridge
                                    ----------------------------------
                                    Ethridge, George W. & Lisa O.

                                    /s/ Gregg Freishtat
                                    --------------------------------
                                    Freishtat, Gregg

                                    /s/ Louis Frey
                                    --------------------------------
                                    Frey, Louis

                                    /s/ Bob Hesse
                                    --------------------------------
                                    Hesse, Bob

                                    /s/ Bill Gahan
                                    --------------------------------
                                    Gahan, Bill

                                    /s/ Thomas J. Gahan
                                    --------------------------------
                                    Gahan, Thomas J.

                                    /s/ Dennis C. & Linda S. Garber
                                    ----------------------------------
                                    Garber, Dennis C. & Linda S.

                                    /s/ James P. Garvey
                                    --------------------------------
                                    Garvey, James P.

                                    /s/ Forest S. III and Mary Carolyn Gay
                                    ---------------------------------------
                                    Gay, Forest S. III and Mary Carolyn, Joint
                                    Tenants with rights of survivorship

                                    /s/ Mary Priscilla Gay
                                    --------------------------------
                                    Gay, Mary Priscilla

                                    /s/ GEA Fund LLP
                                    --------------------------------
                                    GEA Fund LLP

                                    /s/ James Gerdsen & Cynthia Clegg
                                    ----------------------------------
                                    Gerdsen, James & Cynthia Clegg

                                    /s/ Lawrence J. Hogan
                                    --------------------------------
                                    Hogan, Lawrence J.

                                    /s/ Charles Houser
                                    --------------------------------
                                    Houser, Charles

                                    /s/ Christopher Kent
                                    --------------------------------
                                    Kent, Christopher

                                    /s/ Robert Koenig
                                    --------------------------------
                                    Koenig, Robert

                                    /s/ David E. Linch
                                    --------------------------------
                                    Linch, David E.

                                    /s/ Diane C. Lykes
                                   --------------------------------
                                   Lykes, Diane C.

                                    /s/ Charlie N. Martin, Jr.
                                    -----------------------------
                                    Martin, Jr., Charlie N.


                                    /s/ Mark D. McKell
                                    --------------------------------
                                    McKell, Mark D.

                                    /s/ Larry McKinney
                                    --------------------------------
                                    McKinney, Larry

                                    /s/ Noel Misthopoulos
                                    --------------------------------
                                    Misthopoulos, Noel

                                    /s/ Robert O. Moore
                                    --------------------------------
                                    Moore, Robert O.

                                    /s/ Michael D. Nadeau
                                    --------------------------------
                                    Nadeau, Michael D.

                                    /s/ George Northrop
                                    --------------------------------
                                    Northrop, George

                                    /s/ Glen Oken
                                    --------------------------------
                                    Oken, Glen

                                    /s/ William P. Ortale
                                    --------------------------------
                                    Ortale, William P.

                                    /s/ Buddy Ortale
                                    --------------------------------
                                    Ortale, Buddy

                                    /s/ Gregory Perrone
                                    --------------------------------
                                    Perrone, Gregory

                                    /s/ Charles M. Pinckney
                                    --------------------------------
                                    Pinckney, Charles M.

                                    /s/ Steven J. Renchan
                                    --------------------------------
                                    Renchan, Steven J.

                                    /s/ Rich Roberts
                                    --------------------------------
                                    Roberts, Rich

                                    /s/ Nick Stevenson
                                    --------------------------------
                                    Stevenson, Nick

                                    /s/ James A. Todd, Jr.
                                    -------------------------
                                    Todd, Jr., James A.


                                    /s/ Sarah Ann Valdes
                                    --------------------------------
                                    Valdes, Sarah Ann

                                    /s/ Ward Viator
                                    --------------------------------
                                    Viator, Ward

                                    /s/ Mary Viator
                                    --------------------------------
                                    Viator, Mary

                                    /s/ Alexander Waugh
                                    --------------------------------
                                    Waugh, Alexander

                                    /s/ William Wegner
                                    --------------------------------
                                    Wegner, William

                                    /s/ ABI Companies, Inc.
                                    --------------------------------
                                    ABI Companies, Inc.

                                    /s/ Liberty Ventures LLC
                                    --------------------------------
                                    Liberty Ventures LLC

                                    /s/ Dewey Mills, Inc.
                                    --------------------------------
                                    Dewey Mills, Inc.

                                    /s/ Dominion Financial Group International
                                        LDC
                                    --------------------------------
                                    Dominion Financial Group International LDC

                                    /s/ ZT Partners, Ltd.
                                    --------------------------------
                                    ZT Partners, Ltd.

                                    /s/ Fulmead Ventures Limited
                                    --------------------------------
                                    Fulmead Ventures Limited

                                    /s/ Stevens Revocable Trust
                                    --------------------------------
                                    Stevens Revocable Trust

                                    /s/ Stevens Revocable Trust
                                    --------------------------------
                                    Stevens Revocable Trust

                                    /s/ Reed Family Partnership
                                    --------------------------------
                                    Reed Family Partnership

                                    /s/ Troy Prop Group LLC
                                    --------------------------------
                                    Troy Prop Group LLC

                                    /s/ Alexandra R. Taylor Revocable Trust
                                    ----------------------------------------
                                    Alexandra R. Taylor Revocable Trust

                                    /s/ CS First Boston
                                    --------------------------------
                                    CS First Boston

                                   /s/ Harbour Town Investments Z-414, LLC
                                   ----------------------------------------
                                   Harbour Town Investments Z-414, LLC

                                                                    Exhibit B

                                         REGISTRATION RIGHTS

          1.      Definitions.  For purposes of this Exhibit, in addition to the
terms   defined  elsewhere  in  this  Agreement,  the  following  terms have the following meanings when used herein with initial capital letters:

         "Advice" has the meaning set forth in Section 6.

         "Currently Owned Securities" means the equity securities set forth on Schedule A to this Agreement.

         "Demand Notice" has the meaning set forth in Section 3(a).

         "Demand Registration" has the meaning set forth in Section 3(a).

         "indemnified party" has the meaning set forth in Section 8(c).

         "indemnifying party" has the meaning set forth in Section 8(c).

         "Losses" has the meaning set forth in Section 8(a).

         "Minimum Amount" has the meaning set forth in Section 3(a).

         "Notice" has the meaning set forth in Section 3(b).

          "Other Shares" means any equity securities of the Company and any other securities issued by the Company that are exercisable to purchase, convertible into or exchangeable for shares of equity securities of the Company that are owned of record or beneficially by the Stockholders or any of their respective Affiliates, whether acquired prior to, on or after the date hereof.

         "Piggyback Registration" has the meaning set forth in Section 4.

          "Prior Agreements" mean, collectively, (i) the Stock Purchase Agreement, dated November 4, 1998, by and among the Company, BA Capital Company, L.P. (formerly known as NationsBanc Capital Corporation) and Sewanee Partners II, L.P. and (ii) the Investment Agreement, dated March 15, 1999, between the Company and CMB Capital, LLC.

          "Prior Registration Rights" means the rights to register the Currently Owned Securities granted to the Stockholders prior to the date of this Agreement, including without limitation, the registration rights set forth in the Prior Agreements.

         "Prospectus" means the prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to such prospectus, including without limitation post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

         "Registrable Securities" means the shares of Common Stock that are issued to the Stockholders, any of their respective Affiliates or any permitted transferee or designee in respect of the Shares or upon any stock split, stock dividend, recapitalization or other distribution with respect to, conversion or exchange of or in replacement of the Shares, until, in the case of any such security, (i) it is registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is saleable by the holder thereof pursuant to Rule 144(k) without any volume limitation applicable thereto, or (iii) it is distributed to the public pursuant to Rule 144.

         "Registration Expenses" means all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (i) all registration and filing fees (including without limitation fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) in compliance with securities or "blue sky" laws (including without limitation reasonable fees and disbursements of counsel for the underwriters or selling holders in connection with "blue sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or holders of a majority of the Registrable Securities being sold may designate)),
(ii) printing expenses (including printing of prospectuses if requested by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) reasonable fees and disbursements of counsel for the Company and counsel for the underwriters, (v) fees and disbursements of all independent certified public accountants referred to in Section 6(m)(iii) hereof (including the reasonable expenses of any special audit and "comfort" letters required by or incident to such performance), (vi) reasonable fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc., if any, (vii) Securities Act liability insurance if the Company so desires such insurance, (viii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities by the Company are then listed, (ix) fees and expenses of all other persons retained by the Company, and
(x) the reasonable fees and disbursements of not more than one counsel (the "Special Counsel") chosen by the holders of a majority of the Registrable Securities being registered; provided, however, that Registration Expenses will not include underwriting discounts and commissions relating to the offer and sale of Registrable Securities, all of which shall be borne by the holders of such Registrable Securities.

         "Registration Statement" means any registration statement under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including without limitation the related Prospectus, all amendments and supplements to such registration statement
(including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Rule 144" means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shares" means the Currently Owned Securities and any Other Shares.
          ------

         "underwritten   registration"  or   "underwritten   offering"  means  a
distribution, registered pursuant to the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

         2. Holders of Registrable Securities. Whenever a number or percentage of Registrable Securities is to be determined hereunder, each then-outstanding Share that is exercisable to purchase, convertible into or exchangeable for shares of capital stock of the Company will be deemed to be equal to the number of shares of Common Stock for which such Share (or the security into which such Share is then convertible) is then so purchasable, convertible or exercisable.

         3. Demand Registration. (a) Requests for Registration. At any time and from time to time 180 calendar days after the date on which a registration statement of the Company on Form S-1 or any similar form with respect to the Common Stock of the Company filed by the Company becomes effective, the holders of Registrable Securities will have the right by written notice delivered to the Company (a "Demand Notice") to require the Company to register (a "Demand Registration") under and in accordance with the provisions of the Securities Act a number of Registrable Securities that would reasonably be expected to result in aggregate gross proceeds from such offering of not less than $10,000,000 ($1,000,000 with respect to any Demand Registration requested to be effected as a "shelf" registration on Form S-3 or any similar successor form) (each, the "Minimum Amount"); provided, however, that no Demand Notice may be given prior to 60 calendar days after the effective date of the immediately preceding Demand Registration. The Company will be responsible for all Registration Expenses related to the first three Demand Registrations pursuant to this Section 3(a) that are underwritten offerings; provided, however, that there shall be excluded therefrom (1) any Demand Registration that is an underwritten registration if the managing underwriter or underwriters have advised the holders of Registrable Securities that the total number of Registrable Securities requested to be included therein exceeds the number of Registrable Securities that can be sold in such offering in accordance with the provisions of this Agreement without adversely affecting the success of such offering, (2) any Demand Registration that does not become effective or is not maintained effective for the period required pursuant to Section 3(b) hereof, unless in the case of this clause (2) such Demand Registration does not become effective after being filed by the Company solely by reason of the refusal to proceed by the holders of Registrable Securities unless (i) the refusal to proceed is based upon the advice of counsel relating to a matter with respect to the Company or (ii) the holders of the Registrable Securities elect to pay all Registration Expenses in connection with such Demand Registration, (3) any Demand Registration in connection with which any other stockholder of the Company exercises a right of first refusal which it may otherwise have and purchases all the stock registered and to be sold pursuant to the Demand Registration, and (4) any Demand Registration as to which the Company exercises any rights under Sections 3(d) or 4(b) hereof.

         (b) Filing and Effectiveness. The Company will file a Registration Statement relating to any Demand Registration within 30 calendar days, and will use its reasonable best efforts to cause the same to be declared effective by the SEC within 90 calendar days, of the date on which the holders of Registrable Securities first give the Demand Notice required by Section 3(a) hereof with respect to such Demand Registration. All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof, provided, that if the holders demanding such registration specify one particular type of underwritten offering, the Company will use its reasonable best efforts to use such method of disposition as the type of underwritten offering or a series of such underwritten offerings (as such demanding holders of Registrable Securities may elect) during the period during which the Registration Statement is effective. If any Demand Registration is requested to be effected as a "shelf" registration by the holders of Registrable Securities demanding such Demand Registration, the Company will keep the Registration Statement filed in respect thereof effective for such period as may be requested by the holder demanding such registration, but will not be required to keep the Registration Statement effective in respect of any single Demand Registration for longer than twelve months from the date on which the SEC declares such Registration Statement effective (subject to extension pursuant to Sections 5 and 6 hereof) or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement. Within five calendar days after receipt of such Demand Notice, the Company will promptly serve written notice thereof (the "Notice") to all other holders of Registrable Securities and will, subject to the provisions of Section 3(c) hereof, include in such registration all Registrable Securities with respect to which the Company receives written requests for inclusion therein within 15 calendar days after the receipt of the Notice by the applicable holder. The holders of Registrable Securities will be permitted to withdraw Registrable Securities from a Registration at any time prior to the effective date of such Registration provided the remaining number of Registrable Securities subject to a Demand Notice is not less than the applicable Minimum Amount.

         (c) Priority on Demand Registration. With respect to any Demand Registration of Registrable Securities to be sold in one or more firm commitment underwritten offerings, the Company may also provide written notice to holders of its Shares (other than Registrable Securities), if any, who have piggyback registration rights with respect thereto and permit all such holders who request to be included in the Demand Registration to include any or all Shares held by such holders in such Demand Registration on the same terms and conditions as the Registrable Securities. Notwithstanding the foregoing, if the managing underwriter or underwriters of the offering to which such Demand Registration relates advise the holders of Registrable Securities that the total amount of Registrable Securities and securities that such equity security holders intend to include in such Demand Registration is in the aggregate such as to adversely affect the success of such offering, then (i) first, the amount of securities to be offered for the account of the holders of such other Shares (other than Registrable Securities) will be reduced, to zero if necessary (pro rata among such holders on the basis of the amount of such other securities to be included therein by each such holder), and (ii) second, the number of Registrable Securities included in such Demand Registration will, if necessary, be reduced and there will be included in such firm commitment underwritten offering only the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without adversely affecting the success of such offering, allocated pro rata among the holders of Registrable Securities on the basis of the amount of Registrable Securities requested to be included therein by each such holder.

         (d) Postponement of Demand Registration. The Company will be entitled to postpone the filing period (or suspend the effectiveness) of any Demand Registration for a reasonable period of time not in excess of 60 calendar days during any twelve-month period, if the Company determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could materially interfere with bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which could materially and adversely affect the Company. If the Company postpones the filing of a Registration Statement, it will promptly notify the holders of Registrable Securities in writing of the postponement, the reasons therefor and the proposed length of the postponement and promptly notify such holders in writing when the events or circumstances permitting such postponement have ended.

         4. Piggyback Registration. (a) Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of any class of Shares (other than a registration statement (i) on Form S-4, S-8 or any successor form thereto or (ii) filed solely in connection with an offering made solely to employees of the Company), whether or not for its own account, then the Company will give written notice of such proposed filing to the holders of Registrable Securities promptly, but in any event at least 15 calendar days before the anticipated filing date. Such notice will offer such holders the opportunity to register such amount of Registrable Securities as each such holder may request (a "Piggyback Registration"). Subject to Section 4(b) hereof, the Company will include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein. The holders of Registrable Securities will be permitted to withdraw all or part of the
Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If the Company offers any securities for its own account in any Piggyback Registration, the Company will be responsible for all Registration Expenses related to such Piggyback Registration. If the Company does not offer any securities for its own account in a Piggyback Registration, all Registration Expenses shall be borne pro rata among all holders of Registrable Securities whose Shares are being registered in such Piggyback Registration based on the number of Registrable Securities included therein.

         (b) Priority on Piggyback Registrations. The Company will cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities requested to be included in the registration for such offering to include therein all such Registrable Securities requested to be so included on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver an opinion to the holders of Registrable Securities to the effect that the total amount of securities which such holders, the Company and any other persons having rights to participate in such registration propose to include in such offering is such as to adversely affect the success of such offering, then:

                           (i) if such registration is a primary registration on
                  behalf of the Company, the amount of securities to be included therein for the account of all other persons other than holders of Registrable Securities and the Company will be reduced (to zero if necessary) pro rata in proportion to the respective amounts of securities requested to be included therein to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters and, thereafter, if such reduction is not sufficient so as, in the opinion of such managing underwriter or underwriters, to permit the inclusion of Registrable Securities without adversely affecting the success of the offering, the amount of Registrable Securities so included in the Registration Statement for the account of holders of Registrable Securities (allocated pro rata among such holders on the basis of the Registrable Securities requested to be included therein by each such holder) will be reduced (to zero if necessary) to the amount recommended by such managing underwriter or underwriters, provided, however, that the Company may exercise the right under this Section 4(b) on only two occasions; and

                           (ii) if such registration is an underwritten secondary registration on behalf of holders of securities of the Company other than the Company or holders of Registrable Securities, then the priority provisions applicable to Demand Registrations under Section 3(c) will apply.

         (c)  Registration  of  Securities  Other than  Registrable  Securities.
Without the written consent of the holders of 66% of the then-outstanding Registrable Securities, the Company will not grant to any person the right to request the Company to register any equity securities of the Company under the Securities Act unless the rights so granted are subject to the prior rights of the holders of Registrable Securities set forth herein and, if exercised, would not otherwise conflict or be inconsistent with the provisions of, this Agreement.

         5. Restrictions on Sale by Holders of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 3 or Section 4 hereof agrees, and will confirm such agreement in writing if such holder is so requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company's Shares (except as part of such underwritten offering), including a sale pursuant to Rule 144, during the 10-calendar day period prior to, and during the 90-calendar day period (or such shorter period as to which the managing underwriter or underwriters may require of any officer, director or other stockholder bound by any similar limitation in connection with any underwritten public offering.) beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement. If a request is made pursuant to this Section 5, the time period during which a Demand Registration (if a shelf registration) is required to remain continuously effective pursuant to Section 3(b) will be extended by 100 calendar days or such shorter period that will terminate when all such Registrable Securities not so included have been sold pursuant to such Registration Statement.

         6. Registration Procedures. In connection with the Company's registration obligations pursuant to Sections 3 and 4 hereof, the Company will effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

         (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto

(including documents that would be incorporated or deemed to be incorporated therein by reference), the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement, the Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, and will provide such holders, the Special Counsel and such underwriters a reasonable period of time to review and comment on such documents. The Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents which, upon filing, would or would be incorporated or deemed to be incorporated by reference therein) to which the holders of a majority of the Registrable Securities covered by such Registration Statement, the Special Counsel or the managing underwriter, if any, shall reasonably object on a timely basis;

         (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 3; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or to such Prospectus as so supplemented;

         (c) Notify the selling holders of Registrable Securities, the Special Counsel and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement contemplated by Section 6(m) hereof (including any underwriting agreement) cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or is necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vii) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest reasonably possible moment;

         (e) If requested by the managing underwriters, if any, or the holders of a majority of the Registrable Securities being registered, (i) promptly incorporate in a Prospectus supplement or post- effective amendment such information as the managing underwriters, if any, and such holders agree should be included therein as may be required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company will not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

         (f) Furnish to each selling holder of Registrable Securities, the Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such holder, counsel or underwriter);

         (g) Deliver to each selling holder of Registrable Securities, the Special Counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto provided that each such selling holder and each of the underwriters shall cease using such prospectus or amendment or supplement thereto immediately upon receipt of written notice from the Company;

         (h) Prior to any public offering of Registrable Securities, register or qualify or cooperate with the selling, holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however that the Company will not be required to (i) qualify generally to do business or pay taxes in any jurisdiction in which it is not then so qualified or so required or (ii) take any action that would subject it to general service of process in any such jurisdiction in which it is not then so subject;

         (i) Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable Securities to the underwriters;

         (j)  Cause  the  Registrable   Securities  covered  by  the  applicable
Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States except as may be required solely as a consequence of the nature of such selling holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

         (k) Upon the occurrence of any event contemplated by Section 6(c)(vi) or 6(c)(vii) hereof, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Stockholders of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (l) Use its reasonable best efforts to cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

         (m) Enter into such agreements (including, in the event of an underwritten offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold or, in the event of an underwritten offering, those requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to such selling holders of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters, including without limitation the matters referred to in clause (i) above; (iii) use its reasonable best efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold, the Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by the Company. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder;

         (n) Make available for inspection by a representative of the holders of Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, or (iii) disclosure of such records, information or documents, in the opinion of counsel to such person, is otherwise required by law (including without limitation pursuant to the requirements of the Securities Act);

         (o) In connection with an underwritten offering, cause the officers of the Company to participate in, and assist in the preparation of, any "road show" presentation to potential investors as the managing underwriter may determine; and

         (p) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, and
(ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month period.

                  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

         Each holder of Registrable Securities will be deemed to have agreed by virtue of its acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(v), 6(c)(vi) or 6(c)(vii) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. In the event the Company shall give any such notice, the time period prescribed in Section 3(a) hereof will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof or (y) the Advice.

         7.       Reserved.
                  --------

         8. Indemnification. (a) Indemnification by the Company. The Company will, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities Registered pursuant to this Agreement, the officers, directors and agents and employees of each of them, each person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys' fees) and expenses (collectively, 'Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company shall not be liable to any holder of Registrable Securities to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A) (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such holder of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (B) such untrue statement or alleged untrue statement or such omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, and such holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

         The rights of any holder of Registrable Securities hereunder will not be exclusive of the rights of any holder of Registrable Securities under any other agreement or instrument of any holder of Registrable Securities to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting a holder of Registrable Securities hereunder and nothing in this Agreement will be interpreted as limiting or otherwise adversely affecting the holder of Registrable Securities' rights under any such other agreement or instrument, provided, however , that no indemnified party will be entitled hereunder to recover more than its indemnified Losses.

         (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and will severally indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is finally judicially determined to have been contained in any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or Prospectus and was relied upon by the Company in the preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses and underwriter's discounts and commissions) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Conduct of Indemnification Proceedings. If any person shall become entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party, as incurred, within five calendar days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 8, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

         (d) Contribution. If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or 8(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, jointly and severally, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 8(d), an indemnifying party that is a selling holder of Registrable Securities will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The provisions of this Section 8 will survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any holder thereof or any termination of this Agreement.

         9. Rules 144 and 144A. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner, and will cooperate with any holder of Registrable Securities (including without limitation by making such representations as any such holder may reasonably request), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rules 144 and 144A (including without limitation the requirements of Rule 144A(d)(4)). Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such filing requirements.

          10. Underwritten Registrations. If any of the Registrable Securities covered by any Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the holder of Registrable Securities that gave the Demand Notice with respect to such offering; provided, that such investment banker or manager shall be reasonably satisfactory to the Company. If any Piggyback Registration is an underwritten offering, the Company will have the right to select the investment banker or investment bankers and managers to administer the offering.

          11. Miscellaneous. (a) No Inconsistent Agreements. Except for the Prior Registration Rights, which shall terminate and be of no further force and effect as of the date of this Agreement, the Company has not, as of the date hereof, and will not, on or after the date hereof, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

          (b) Amendments and Waivers. The provisions of this Exhibit, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of 66% of the then-outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of a majority of the Registrable Securities being sold by such holders; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (c) Owner of Registrable Securities. The Company will maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Common Stock, in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the person in whose name Registrable Securities are registered in the stock book of the Company as the owner thereof for all purposes, including without limitation the giving of notices under this Agreement.

          (d) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, will be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

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